Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Iao Kun Group Holding Company Limited. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2014 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

IAO KUN GROUP HOLDING COMPANY LIMITED

April 13, 2015	By:	/s/ Leong Siak Hung
Name: Leong Siak Hung Title: Chief Executive Officer (Principal Executive Officer)

April 13, 2015	By:	/s/ Raymond Li Chun Ming
Name: Raymond Li Chun Ming Title: Chief Financial Officer (Principal Financial and Accounting Officer)